                                                                    Exhibit 99.1

[JLG Logo]                                                        PRESS RELEASE
                                                          FOR IMMEDIATE RELEASE

JLG INDUSTRIES, INC.
1 JLG Drive                                              CONTACT:  JUNA ROWLAND
McConnellsburg, PA 17233-9533         DIRECTOR - CORPORATE & INVESTOR RELATIONS
Telephone (717) 485-5161                             (240) 313-1816, IR@JLG.COM
Fax (717) 485-6417
www.jlg.com



                JLG REPORTS FOURTH QUARTER AND YEAR-END RESULTS
                  COMPANY REALIGNS COST AND CAPITAL STRUCTURES

         MCCONNELLSBURG, PA, SEPTEMBER 23, 2002 - JLG Industries, Inc. (NYSE:
JLG) today announced results for its fiscal fourth quarter ended July 31, 2002 with revenues of $249 million, down 12 percent compared to prior year revenues of $282 million. Net income before the cumulative effect of change in accounting principle was $8.3 million or $0.19 per diluted share compared to $5.6 million or $0.13 per diluted share for the prior year period. Excluding restructuring and repositioning charges previously discussed by the Company, net income for the quarter was $8.4 million or $0.19 per diluted share before the cumulative effect of change in accounting principle, compared to $15.6 million or $0.37 per diluted share for the prior year period. Free cash flow, including limited recourse portfolio syndications by Access Financial Solutions ("AFS"), was $16.5 million, an improvement of $30.6 million over last year's $14.1 million use of cash for the fiscal fourth quarter.

         During the quarter, JLG completed its review of goodwill for impairment in accordance with the requirements of SFAS No. 142 "Goodwill and Other Intangible Assets," which discontinues amortization of acquired goodwill and instead requires annual impairment testing. As a result, JLG recorded a transitional impairment loss of $114 million or $2.60 per diluted share for the fourth quarter ($2.65 per diluted share for the year), primarily associated with the Gradall acquisition in 1999. This non-cash write-off was reported as a cumulative effect of change in accounting principle in JLG's Consolidated Statements of Income.

         Full fiscal year revenues were $770 million, down 20 percent compared with $964 million last year. Net income for the year before the cumulative effect of change in accounting principle and excluding restructuring and associated charges in both periods was $17.4 million or $0.40 per diluted share compared to $44.2 million or $1.04 per diluted share in the prior year. Free cash flow was $163 million for the full year compared to last year's $201 million use of cash. Net debt, including off-balance sheet trade receivable securitization and equipment leases but excluding limited recourse AFS debt, was reduced by $170 million. During the fourth quarter, the Company successfully completed the issuance of $175 million in new senior subordinated 10-year notes and restructured $275 million in senior credit facilities.

          "During fiscal year 2002, we enhanced our competitive position and strengthened our balance sheet," stated Bill Lasky, Chairman of the Board, President and Chief Executive Officer. "There were numerous

                                     (more)

JLG Industries, Inc. - page 2


economic events this year such as terrorist attacks, high profile bankruptcies and accounting scandals, all of which contributed to mixed economic signals and a resulting conservative approach by our major customers to fleet expansion or replacement. We continue to focus on what is within our control in the short-term while keeping an eye to the future. Despite a 20 percent reduction in revenues, we generated significant free cash flow and recapitalized our balance sheet to accommodate future growth. We lowered our cost structure by completing the closure of two facilities made possible by increased productivity, outsourcing of non-core operations, and movement of some production to Europe. We have been able to manage our business successfully in the downturn by concentrating on process efficiencies, generating free cash flow and reducing debt."


FOURTH QUARTER FINANCIAL SUMMARY

o North American revenues were $182 million, 9 percent lower than the same period last year.

o European revenues were $57.4 million, down 10 percent from the prior-year fourth quarter.

o Aerial work platform sales were $159 million, down 22 percent compared with the year-ago quarter.

o        Telehandler sales were $34.1 million, 26 percent higher year-on-year.

o Excavator sales were $14.5 million, down 30 percent compared to last year.

o Selling, administrative and product development expenses were up 10 percent year-on-year.

o Free cash flow was $16.5 million (including Access Financial Solutions limited recourse portfolio syndications), an improvement of $30.6 million over last year's $14.1 million use of cash.

YEAR-END FINANCIAL SUMMARY

o North American revenues were $570 million, down 22 percent compared to the prior year.

o European revenues were $168 million, down 11 percent compared to the prior year.

o Free cash flow was $163 million (including Access Financial Solutions limited recourse portfolio syndications), an improvement of $364 million over last year's $201 million use of cash.

o Excluding the Access Financial Solutions limited recourse liability, net debt was reduced by $170 million.

o        Trade working capital was reduced by $89.6 million.

FINANCIAL OVERVIEW

         Jim Woodward, Executive Vice President and Chief Financial Officer, commented, "Excluding restructuring and repositioning charges in both periods, fourth quarter gross profit margins were 17.4 percent compared to 20.3 percent in the prior year, primarily reflecting the impact of lower sales volume relative to fixed manufacturing costs. A more competitive customer-pricing environment for new equipment resulted in increased discounts while a weak used equipment market translated to a lower margin on used equipment sales. These were offset in part by the favourable effects of a weaker U.S. Dollar particularly against the Euro. Due to the increased population of JLG equipment in the field, product liability and warranty charges as a percent of sales continued a negative trend, impacting margins by 80 basis points compared to last year's level.

                                     (more)

JLG Industries, Inc. - page 3


         "Selling, administrative and product development expenses in the fourth quarter increased to 12 percent of sales compared to 9.2 percent in the prior period primarily reflecting decreased sales volume as well as increases in loss reserves for trade receivables. Although customer delinquency rates remain low, the current economic situation in both Europe and North America required a prudent corresponding increase in contingent loss reserves. This increase in selling, administrative and product development expenses was offset in part by the elimination of goodwill amortization consistent with the Company's early adoption of SFAS No. 142 mentioned previously.

         "Completing its first full year of operations, Access Financial Solutions successfully monetized more than $100 million of leases with traditional third-party lenders in fiscal 2002, turning its entire portfolio nearly one time. This was a primary goal in its plan to become a self-funding organization and to not rely entirely on the strength of JLG's balance sheet for future customer financing. Additionally, AFS has arranged for approximately $70 million through third-party financing sources primarily for our European customers. The finance receivables of AFS represent secured financing, collateralized by the underlying value of JLG equipment."

         During the fourth quarter, the Company sold $175 million principal amount of 8 3/8 percent senior subordinated notes due 2012 and amended its $275 million in senior credit facilities to provide greater flexibility for the Company's operations. The net proceeds of the offering were used to repay outstanding debt under the Company's existing $250 million revolving credit facility and to terminate the Company's $83 million working capital facility. The Company also maintains a separate $25 million bank overdraft facility.

          Woodward further noted, "The amended and restated senior credit facilities as implemented during the fourth quarter and further revised late last month improve our flexibility to fund ongoing operations, including continued funding of our customer finance offerings through our Access Financial Solutions subsidiary. Both the 10-year notes and our senior credit facilities are important parts in our capital structure tailored to support our long-term strategic financial plan."


OUTLOOK

         Commenting on the upcoming fiscal year, Lasky said, "While uncertain economic conditions remain as we enter the first half of our new fiscal year, we remain committed to access industry leadership by providing innovative, cost-effective and reliable equipment to our end-users. Traditionally our weakest seasonal period, the next two fiscal quarters will be very challenging. Although visibility at present is limited, our current forecast includes the assumption of a stronger economy in the spring and summer of calendar 2003. Many of our customers have aged their fleets during this downturn, and we expect they will need to begin to refresh their equipment when the economy improves. As we have stated in the past, the replacement cycle is dependent on three factors. First, there must be a healthy non-residential construction market. Next, the secondary market for used equipment must be healthy, enabling our customers to turn their used assets at acceptable values. Finally, there must be available financing for our customers' fleet acquisition plans

         "While we cannot predict the exact timing of an economic recovery, with fewer competitors, a lower cost


                                     (more)

JLG Industries, Inc. - page 4


structure and decreased leverage, JLG is well positioned to take advantage of the eventual upturn. In the meantime, we will continue to focus on the balance sheet, to look for opportunistic acquisitions and to maintain our industry leadership position."

CONFERENCE CALL

         The Company will host a conference call today, Monday, September 23, 2002 at 11:00 a.m. Eastern Time. Dial-in number is (800) 289-0485, access code 508697. Please dial into the conference 10 minutes prior to the start. An accompanying slide presentation along with audio of the call is also available via the Internet at www.jlg.com. A recording of this conference call will be available at (888) 203-1112 access code 508697 until midnight on October 7, 2002.

         JLG Industries, Inc. is the world's leading producer of mobile aerial work platforms and a leading producer of telehandlers and telescopic hydraulic excavators marketed under the JLG(R) and Gradall(R) trademarks. Sales are made principally to rental companies and distributors that rent and sell the Company's products to a diverse customer base, which include users in the industrial, commercial, institutional and construction markets. JLG's manufacturing facilities are located in the United States and Belgium, with sales and service locations on six continents. For more information, visit www.jlg.com.

         This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future performance, and involve a number of risks and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: (i) general economic and market conditions, including political and economic uncertainty in areas of the world where we do business; (ii) varying and seasonal levels of demand for our products and services; (iii) limitations on customer access to credit for purchases; (iv) credit risks from our financing of customer purchases; (v) interest and foreign currency exchange rates; (vi) costs of raw materials and energy; and (vii) our ability to securitize or otherwise monetize assets, including customer finance receivables, as well as other risks as detailed in the Company's SEC reports, including the report on Form 10-Q for the quarter ended April 30, 2002.

         Results before restructuring and repositioning charges and cumulative change in accounting principle, AFS operations as if accounted for under the equity method, as well as our determinations of free cash flow and net debt are useful in analyzing operating performance, but should be used only in conjunction with financial performance reported in accordance with generally accepted accounting principles.

         The selected supplemental consolidated data depicting AFS operations as if accounted for under the equity method and submitted with our consolidated financial statements is presented for the sole purpose of facilitating the analysis of the results of our Equipment Operations and Financial Services businesses as included in the consolidated financial statements. These two operations are engaged in fundamentally different businesses and cannot be easily analyzed on a consolidated basis. Equipment Operations includes the operations of our Machinery and Equipment Services segments with Financial Services reflected on an equity basis. Access Financial Solutions consists of our financial services businesses.



                                 (Tables follow)

JLG Industries, Inc. - page 5


                              JLG INDUSTRIES, INC.
                 CONSOLIDATED SELECTED SUPPLEMENTAL INFORMATION
                           (in thousands)(unaudited)

                                                              Three Months Ended                 Fiscal Year Ended
                                                                   July 31,                           July 31,
SEGMENT INFORMATION                                         2002             2001              2002             2001
                                                            ----             ----              ----             ----
Revenues:
   Machinery                                              $ 207,267        $ 250,659        $ 621,283        $ 835,893
   Equipment Services                                        36,463           28,281          133,058          122,650
   Access Financial Solutions                                 5,094            2,656           15,729            5,329
                                                          ---------        ---------        ---------        ---------
                                                          $ 248,824        $ 281,596        $ 770,070        $ 963,872
                                                          =========        =========        =========        =========
Segment profit (loss):
   Machinery                                              $  20,845        $  15,314        $  29,038        $  78,501
   Equipment Services                                         1,968            4,699           24,686           25,268
   Access Financial Solutions                                 1,816            1,214            5,288             (223)
   General corporate expenses                               (13,099)          (6,657)         (33,347)         (30,797)
                                                          ---------        ---------        ---------        ---------
                                                          $  11,530        $  14,570        $  25,665        $  72,749
                                                          =========        =========        =========        =========
PRODUCT GROUP REVENUES
   Aerial work platforms                                  $ 158,668        $ 202,900        $ 475,241        $ 682,689
   Telehandlers                                              34,115           27,053           87,443           87,704
   Excavators                                                14,484           20,706           58,599           65,500
   After-sales service and support, including
     parts sales, and used and reconditioned
     equipment sales                                         34,633           26,138          124,587          116,376
   Financial products                                         4,841            1,994           14,227            3,889
   Rentals                                                    2,083            2,805            9,973            7,714
                                                          ---------        ---------        ---------        ---------
                                                          $ 248,824        $ 281,596        $ 770,070        $ 963,872
                                                          =========        =========        =========        =========
GEOGRAPHIC REVENUES
   United States                                          $ 178,034        $ 188,731        $ 556,252        $ 709,412
   Europe                                                    57,410           63,515          167,940          187,924
   Other international                                       13,380           29,350           45,878           66,536
                                                          ---------        ---------        ---------        ---------
                                                          $ 248,824        $ 281,596        $ 770,070        $ 963,872
                                                          =========        =========        =========        =========
FREE CASH FLOW
   Cash flow from net income plus
     non-cash charges                                     $   8,863        $  12,587        $  29,263        $  68,714
   Accounts receivable (1)                                  (23,116)           7,594           10,490          (12,149)
   Inventory                                                 (1,993)          87,122           24,462          (41,807)
   Finance receivables (2)                                   27,295          (93,395)          54,511         (132,790)
   Other assets and liabilities                               1,670          (13,591)          39,743          (48,519)
   Purchases of PP&E                                         (2,708)          (5,337)         (12,954)         (15,787)
   Proceeds from sale of PP&E                                    22              293              172              416
   Purchases of equipment held for rental                    (5,652)         (12,391)         (26,429)         (33,406)
   Proceeds from sales of equipment held for rental           7,710            3,622           28,924           31,251
   Proceeds from sale of joint venture                         --               --               --              4,000
   Other (1)                                                  4,424             (597)          15,178          (21,019)
                                                          ---------        ---------        ---------        ---------
   Free cash flow                                         $  16,515        $ (14,093)       $ 163,360        $(201,096)
                                                          =========        =========        =========        =========

(1) Includes changes in accounts receivable securitization and other off-balance sheet debt.

(2)      Excludes pledged receivable monetization.

                                     (more)

JLG Industries, Inc. - page 6


                              JLG INDUSTRIES, INC.
                   CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                (in thousands, except per share data) (unaudited)

                                                       Three Months Ended                Three Months Ended
                                                             July 31,                          July 31,
                                                      2002             2002             2001            2001
                                                      ----             ----             ----            ----
                                                  As reported     As adjusted(1)    As reported     As adjusted(2)
Revenues
  Net sales                                        $ 241,900        $ 241,900        $ 276,797        $ 276,797
  Financial products                                   4,841            4,841            1,994            1,994
  Rentals                                              2,083            2,083            2,805            2,805
                                                   ---------        ---------        ---------        ---------
                                                     248,824          248,824          281,596          281,596
Cost of sales                                        205,594          205,474          233,945          224,453
                                                   ---------        ---------        ---------        ---------
Gross profit                                          43,230           43,350           47,651           57,143
Selling and administrative expenses                   25,644           25,644           23,500           22,500
Product development expenses                           4,183            4,183            3,516            3,516
Goodwill amortization                                   --               --              1,544            1,544
Restructuring                                           --               --              4,402             --
                                                   ---------        ---------        ---------        ---------
Income from operations                                13,403           13,523           14,689           29,583
Interest expense                                      (4,545)          (4,545)          (5,752)          (5,752)
Miscellaneous, net                                     3,592            3,592               18              955
                                                   ---------        ---------        ---------        ---------
Income before taxes and cumulative effect of
  change in accounting principle                      12,450           12,570            8,955           24,786
Income tax provision                                   4,108            4,148            3,315            9,171
                                                   ---------        ---------        ---------        ---------
Income before cumulative effect of change in
  accounting principle                                 8,342            8,422            5,640           15,615
Cumulative effect of change in accounting
  principle                                         (114,470)        (114,470)            --               --
                                                   ---------        ---------        ---------        ---------
Net (loss) income                                  $(106,128)       $(106,048)       $   5,640        $  15,615
                                                   =========        =========        =========        =========
Earnings (loss) per common share:
Earnings per common share before cumulative
  effect of change in accounting principle         $     .20        $     .20        $     .14        $     .38
Cumulative effect of change in accounting
  principle                                            (2.70)           (2.70)            --               --
                                                   ---------        ---------        ---------        ---------
(Loss) earnings per common share                   $   (2.50)       $   (2.50)       $     .14        $     .38
                                                   =========        =========        =========        =========
Earnings (loss) per common share -
  assuming dilution:
Earnings per common share before
  cumulative effect of change in accounting
  principle                                        $     .19        $     .19        $     .13        $     .37
Cumulative effect of change in accounting
  principle                                            (2.60)           (2.60)            --               --
                                                   ---------        ---------        ---------        ---------
(Loss) earnings per common share -
  assuming dilution                                $   (2.41)       $   (2.41)       $     .13        $     .37
                                                   =========        =========        =========        =========

Cash dividends per share                           $    .005        $    .005        $     .01        $     .01
                                                   =========        =========        =========        =========

Weighted average shares outstanding                   42,492           42,492           41,558           41,558
                                                   =========        =========        =========        =========
Weighted average shares outstanding -
  assuming dilution                                   43,950           43,950           42,088           42,088
                                                   =========        =========        =========        =========

(1) The "As adjusted" column excludes $120 of restructuring associated charges.

(2) The "As adjusted" column excludes $15,831 of repositioning and restructuring charges.

                                     (more)

JLG Industries, Inc. - page 7

                              JLG INDUSTRIES, INC.
                   CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                      (in thousands, except per share data)

                                                         Fiscal Year Ended                Fiscal Year Ended
                                                              July 31,                        July 31,
                                                      2002             2002             2001            2001
                                                      ----             ----             ----            ----
                                                  As reported     As adjusted(1)    As reported     As adjusted(2)
Revenues
  Net sales                                        $ 745,870        $ 745,870        $ 952,269        $ 952,269
  Financial products                                  14,227           14,227            3,889            3,889
  Rentals                                              9,973            9,973            7,714            7,714
                                                   ---------        ---------        ---------        ---------
                                                     770,070          770,070          963,872          963,872
Cost of sales                                        637,983          637,359          775,078          765,586
                                                   ---------        ---------        ---------        ---------
Gross profit                                         132,087          132,711          188,794          198,286
Selling and administrative expenses                   79,693           79,693           89,145           88,145
Product development expenses                          15,586           15,586           15,440           15,440
Goodwill amortization                                   --               --              6,052            6,052
Restructuring                                          6,091             --              4,402             --
                                                   ---------        ---------        ---------        ---------
Income from operations                                30,717           37,432           73,755           88,649
Interest expense                                     (16,255)         (16,255)         (22,195)         (22,195)
Miscellaneous, net                                     4,759            4,759            2,737            3,675
                                                   ---------        ---------        ---------        ---------
Income before taxes and cumulative effect of
  change in accounting principle                      19,221           25,936           54,297           70,129
Income tax provision                                   6,343            8,559           20,091           25,948
                                                   ---------        ---------        ---------        ---------
Income before cumulative effect of change in
  accounting principle                                12,878           17,377           34,206           44,181
Cumulative effect of change in accounting
  principle                                         (114,470)        (114,470)            --               --
                                                   ---------        ---------        ---------        ---------
Net (loss) income                                  $(101,592)       $ (97,093)       $  34,206        $  44,181
                                                   =========        =========        =========        =========
Earnings (loss) per common share:
Earnings per common share before cumulative
  effect of change in accounting principle         $     .31        $     .41        $     .81        $    1.05
Cumulative effect of change in accounting
  principle                                            (2.72)           (2.72)            --               --
                                                   ---------        ---------        ---------        ---------
(Loss) earnings per common share                   $   (2.41)       $   (2.31)       $     .81        $    1.05
                                                   =========        =========        =========        =========
Earnings (loss) per common share -
  assuming dilution:
Earnings per common share before
  cumulative effect of change in accounting
  principle                                        $     .30        $     .40        $     .80        $    1.04
Cumulative effect of change in accounting
  principle                                            (2.65)           (2.65)            --               --
                                                   ---------        ---------        ---------        ---------
(Loss) earnings per common share -
  assuming dilution                                $   (2.35)       $   (2.25)       $     .80        $    1.04
                                                   =========        =========        =========        =========

Cash dividends per share                           $    .025        $    .025        $     .04        $     .04
                                                   =========        =========        =========        =========

Weighted average shares outstanding                   42,082           42,082           42,155           42,155
                                                   =========        =========        =========        =========
Weighted average shares outstanding -
  assuming dilution                                   43,170           43,170           42,686           42,686
                                                   =========        =========        =========        =========

(1) The "As adjusted" column excludes the $6,091 restructuring and $624 associated charges.

(2) The "As adjusted" column excludes $15,831 of repositioning and restructuring charges.

                                     (more)

JLG Industries, Inc. - page 8

                              JLG INDUSTRIES, INC.
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                      (in thousands, except per share data)

                                                              July 31,          July 31,
                                                                2002              2001
                                                                ----              ----
ASSETS
Current assets
   Cash and cash equivalents                                  $   6,205        $   9,254
   Accounts receivable (1)                                      227,809          189,913
   Finance receivables                                           27,529           16,760
   Pledged finance receivables                                   34,985             --
   Inventories                                                  165,536          189,841
   Other current assets                                          31,042           18,787
                                                              ---------        ---------
      Total current assets                                      493,106          424,555
Property, plant and equipment                                    84,370           98,403
Equipment held for rental                                        20,979           20,002
Finance receivables, less current portion                        45,412          115,071
Pledged finance receivables, less current portion                53,703             --
Goodwill                                                         28,791          140,164
Other assets                                                     51,880           27,394
                                                              ---------        ---------
                                                              $ 778,241        $ 825,589
                                                              =========        =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
   Short-term debt                                            $  14,427        $  22,193
   Current portion of limited recourse debt                      34,850             --
   Accounts payable                                             129,317           76,723
   Accrued expenses                                              83,309           70,887
                                                              ---------        ---------
      Total current liabilities                                 261,903          169,803
Long-term debt, less current portion                            177,331          276,994
Limited recourse debt, less current portion                      52,721             --
Accrued post-retirement benefits                                 24,989           23,757
Other long-term liabilities                                      10,807            9,601
Provisions for contingencies                                     14,448           11,993
Shareholders' equity
   Capital stock:
      Authorized shares:  100,000 at $.20 par value
      Outstanding shares:  2002 - 42,728; 2001 - 42,144           8,546            8,429
      Additional paid-in capital                                 18,846           14,256
   Retained earnings                                            216,957          319,607
   Unearned compensation                                         (1,649)          (3,377)
   Accumulated other comprehensive income                        (6,658)          (5,474)
                                                              ---------        ---------
      Total shareholders' equity                                236,042          333,441
                                                              ---------        ---------
                                                              $ 778,241        $ 825,589
                                                              =========        =========

(1) Net of accounts receivable securitization of $0 at July 31, 2002 and $50,600 at July 31, 2001.

                                     (more)

JLG Industries, Inc. - page 9

                              JLG INDUSTRIES, INC.
                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                          Fiscal Year Ended
                                                                              July 31,
                                                                        2002             2001
                                                                        ----             ----
OPERATIONS
   Net (loss) income                                                 $(101,592)       $  34,206
   Adjustments to reconcile net income to
   cash flow from operating activities:
     Gain from sale of joint venture                                      --             (1,008)
     Loss on sale of property, plant and equipment                         392            2,770
     Gain on sale of equipment held for rental                          (8,049)          (3,371)
     Non-cash charges and credits:
       Cumulative effect of change in accounting principle             114,470             --
       Depreciation and amortization                                    20,959           28,775
       Other                                                             6,997            6,596
     Changes in selected working capital items:
       Accounts receivable (1)                                         (40,110)         (18,949)
       Inventories                                                      24,462          (41,807)
       Accounts payable                                                 52,685          (39,897)
       Other operating assets and liabilities                           15,194           (2,900)
     Changes in finance receivables                                    (34,177)        (132,790)
     Changes in other assets and liabilities                           (28,136)          (5,722)
                                                                     ---------        ---------
   Cash flow from operating activities                                  23,095         (174,097)
INVESTMENTS
   Purchases of property, plant and equipment                          (12,954)         (15,787)
   Proceeds from sale of property, plant and equipment                     172              416
   Purchases of equipment held for rental                              (26,429)         (33,406)
   Proceeds from sale of equipment held for rental                      28,924           31,251
   Proceeds from sale of joint venture                                    --              4,000
   Other                                                                   405           (5,540)
                                                                     ---------        ---------
   Cash flow from investing activities                                  (9,882)         (19,066)
FINANCING
   Net (decrease) increase in short-term debt                           (7,771)          13,009
   Issuance of long-term debt                                          617,000          571,505
   Repayment of long-term debt                                        (717,572)        (383,629)
   Issuance of limited recourse debt                                    90,214             --
   Payment of dividends                                                 (1,058)          (1,699)
   Purchase of common stock                                               --            (22,201)
   Exercise of stock options and issuance of restricted awards           3,732             (126)
                                                                     ---------        ---------
   Cash flow from financing activities                                 (15,455)         176,859
CURRENCY ADJUSTMENTS
   Effect of exchange rate changes on cash                                (807)             102
                                                                     ---------        ---------
CASH
   Net change in cash and cash equivalents                              (3,049)         (16,202)
   Beginning balance                                                     9,254           25,456
                                                                     ---------        ---------
   Ending balance                                                    $   6,205        $   9,254
                                                                     =========        =========

(1) Net of change in accounts receivable securitization of $50,600 for the period ending July 31, 2002 and $6,800 for the period ending July 31, 2001.

                                     (more)

JLG Industries, Inc. - page 10


                              JLG INDUSTRIES, INC.
                        SELECTED SUPPLEMENTAL INFORMATION
                         CONDENSED STATEMENTS OF INCOME
    EQUIPMENT OPERATIONS WITH ACCESS FINANCIAL SOLUTIONS ON THE EQUITY BASIS
                           (in thousands) (unaudited)

                                                       Three Months Ended                Fiscal Year Ended
                                                             July 31,                         July 31,
                                                      2002             2001             2002             2001
                                                      ----             ----             ----             ----
Revenues
  Net sales                                        $ 241,900        $ 276,797        $ 745,870        $ 952,269
  Rentals                                              1,830            2,143            8,471            6,274
                                                   ---------        ---------        ---------        ---------
                                                     243,730          278,940          754,341          958,543
Cost of sales                                        205,457          233,418          637,065          773,871
                                                   ---------        ---------        ---------        ---------
Gross profit                                          38,273           45,522          117,276          184,672
Selling and administrative expenses                   24,376           22,705           75,221           85,806
Product development expenses                           4,183            3,516           15,586           15,440
Goodwill amortization                                   --              1,544             --              6,052
Restructuring                                           --              4,402            6,091            4,402
                                                   ---------        ---------        ---------        ---------
Income from operations                                 9,714           13,355           20,378           72,972
Interest expense                                      (2,672)          (5,632)         (11,204)         (21,189)
Miscellaneous, net                                     3,592               18            4,759            2,737
                                                   ---------        ---------        ---------        ---------
Income before taxes and cumulative effect of
  change in accounting principle                      10,634            7,741           13,933           54,520
Income tax provision                                  (3,509)          (2,866)          (4,598)         (20,174)
Equity in income (loss) of Access Financial
  Solutions                                            1,217              765            3,543             (140)
                                                   ---------        ---------        ---------        ---------
Income before cumulative effect of change in
  accounting principle                                 8,342            5,640           12,878           34,206
Cumulative effect of change in accounting
  principle                                         (114,470)            --           (114,470)            --
                                                   ---------        ---------        ---------        ---------
Net (loss) income                                  $(106,128)       $   5,640        $(101,592)       $  34,206
                                                   =========        =========        =========        =========


                              JLG INDUSTRIES, INC.
                         CONDENSED STATEMENTS OF INCOME
                           ACCESS FINANCIAL SOLUTIONS
                           (in thousands) (unaudited)

                                                   Three Months Ended                    Fiscal Year Ended
                                                        July 31,                              July 31,
                                                 2002               2001               2002               2001
                                                 ----               ----               ----               ----
Revenues
  Financial products                           $ 4,841            $ 1,994            $14,227            $ 3,889
  Rentals                                          253                662              1,502              1,440
                                               -------            -------            -------            -------
                                                 5,094              2,656             15,729              5,329
Operating expenses
  Administrative and other expenses              1,405              1,322              5,390              4,546
  Interest expense                               1,873                120              5,051              1,006
                                               -------            -------            -------            -------
Total operating expenses                         3,278              1,442             10,441              5,552
                                               -------            -------            -------            -------
Income (loss) from operations                    1,816              1,214              5,288               (223)
Income tax provision                               599                449              1,745                (83)
                                               -------            -------            -------            -------
Net income (loss)                              $ 1,217            $   765            $ 3,543            $  (140)
                                               =======            =======            =======            =======

                                     (more)

JLG Industries, Inc. - page 11

                              JLG INDUSTRIES, INC.
                        SELECTED SUPPLEMENTAL INFORMATION
                            CONDENSED BALANCE SHEETS
                                 (in thousands)

                                                           Equipment Operations with
                                                           Access Financial Solutions
                                                               on the Equity Basis             Access Financial Solutions
                                                        --------------------------------       --------------------------
                                                           July 31,          July 31,          July 31,          July 31,
                                                             2002              2001              2002              2001
                                                             ----              ----              ----              ----
ASSETS
Current assets
   Cash and cash equivalents                               $  6,205          $  9,254          $   --            $   --
   Accounts receivable, net                                 204,779           189,913            23,030              --
   Finance receivables, net                                    --                --              27,529            16,760
   Pledged finance receivables                                 --                --              34,985              --
   Inventories                                              165,536           189,841              --                --
   Other current assets                                      31,042            18,787              --                --
                                                           --------          --------          --------          --------
      Total current assets                                  407,562           407,795            85,544            16,760
Property, plant and equipment                                84,354            98,403                16              --
Finance receivables, less current portion                      --                --              45,412           115,071
Pledged finance receivables, less current portion              --                --              53,703              --
Goodwill                                                     28,791           140,164              --                --
Investment in Access Financial Solutions                     33,403            29,860              --                --
Receivable from Access Financial Solutions                   64,106           107,276              --                --
Other assets                                                 70,381            42,091             2,478             5,305
                                                           --------          --------          --------          --------
                                                           $688,597          $825,589          $187,153          $137,136
                                                           ========          ========          ========          ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
   Short-term debt                                         $ 14,427          $ 22,193          $   --            $   --
   Current portion of limited recourse debt                    --                --              34,850              --
   Accounts payable                                         129,317            76,723              --                --
   Accrued expenses                                          81,236            70,887             2,073              --
                                                           --------          --------          --------          --------
      Total current liabilities                             224,980           169,803            36,923              --
Long-term debt, less current portion                        177,331           276,994              --                --
Limited recourse debt, less current portion                    --                --              52,721              --
Accrued post-retirement benefits                             24,989            23,757              --                --
Other long-term liabilities                                  10,807             9,601              --                --
Provisions for contingencies                                 14,448            11,993              --                --
Payable to JLG Industries, Inc.                                --                --              64,106           107,276
Shareholders' equity                                        236,042           333,441            33,403            29,860
                                                           --------          --------          --------          --------
                                                           $688,597          $825,589          $187,153          $137,136
                                                           ========          ========          ========          ========


                                     (more)

JLG Industries, Inc. - page 12


                              JLG INDUSTRIES, INC.
                       SELECTED SUPPLEMENTAL INFORMATION
                       CONDENSED STATEMENTS OF CASH FLOWS
                                 (in thousands)


                                                   Equipment Operations with
                                                   Access Financial Solutions
                                                      on the Equity Basis                    Access Financial Solutions
                                                --------------------------------         -----------------------------
                                                       Fiscal Year Ended                      Fiscal Year Ended
                                                           July 31,                                July 31,
                                                    2002                2001                2002               2001
                                                    ----                ----                ----               ----
Cash flow from operating activities              $  71,307           $ (44,043)          $ (44,669)          $(130,194)

Cash flow from investing activities                (11,050)            (41,844)             (2,375)             (7,082)

Cash flow from financing activities                (62,499)             69,583              47,044             137,276

Effect of exchange rate changes on cash               (807)                102                --                  --
                                                 ---------           ---------           ---------           ---------

Net change in cash and cash equivalents             (3,049)            (16,202)               --                  --
Beginning balance                                    9,254              25,456                --                  --
                                                 ---------           ---------           ---------           ---------
Ending balance                                   $   6,205           $   9,254           $    --             $    --
                                                 =========           =========           =========           =========


                                     # # #